               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 G-III APPAREL GROUP, LTD.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                       [Logo G-III Apparel Group, Ltd.]

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Tuesday, June 13, 2000 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103.

    The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors and to approve a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares available for issuance thereunder.

    At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

    Thank you for your cooperation.

                                           Very truly yours,
                                           /s/ Morris Goldfarb
                                           ------------------------
                                           MORRIS GOLDFARB
                                           Chief Executive Officer

May 12, 2000

                           G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2000
                              -------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. (the 'Company') will be held on Tuesday, June 13, 2000 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P.,
666 Fifth Avenue, 31st Floor, New York, New York 10103, for the following purposes:

    (1) To elect nine directors to serve for the ensuing year.

    (2) To consider and act upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares available for issuance thereunder.

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on May 8, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                           By Order of the Board of Directors

                                           /s/ Wayne S. Miller
                                            ....................................
                                           WAYNE S. MILLER
                                           Secretary

New York, New York
May 12, 2000

                           G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018

                           -------------------------
                                PROXY STATEMENT
                           -------------------------
                              GENERAL INFORMATION

GENERAL

    This Proxy Statement (first mailed to stockholders on or about May 12, 2000) is furnished to the holders of Common Stock, par value $.01 per share (the 'Common Stock'), of G-III Apparel Group, Ltd. (the 'Company') in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the 'Annual Meeting'), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, June 13, 2000, at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103.

    It is proposed that at the Annual Meeting: (i) nine directors will be elected and (ii) the G-III Apparel Group, Ltd. 1997 Stock Option Plan (the 'Plan') will be amended to increase the number of shares available for issuance thereunder.

    Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

    Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy and
(ii) the amendment of the Plan to increase the number of shares available for issuance thereunder.

    Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby 'for' the election of each of the nominees for director as shown on the form of proxy and 'for' the approval of the proposed amendment to the Plan to increase the number of shares available for issuance thereunder, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

    On May 8, 2000, there were 6,523,104 shares of Common Stock outstanding (excluding those held by the Company). Each of these shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 8, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

    The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the proposed amendment to the Plan.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                      CERTAIN STOCKHOLDERS AND MANAGEMENT

    The following table sets forth information as of March 25, 2000 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see 'Executive Compensation' below); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                             AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP OF   PERCENTAGE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER                  COMMON STOCK         COMMON STOCK
           ------------------------------------                  ------------         ------------
Aron Goldfarb(1)..........................................         1,117,705(2)           16.5%
Morris Goldfarb(1)........................................         2,840,865(3)           40.5%
Lyle Berman ..............................................            16,500(4)              *
  433 Bushaway Road
  Wayzata, MN 55391
Thomas J. Brosig .........................................            14,300(4)              *
  4695 Forestview Lane
  Plymouth, MN 55442
Alan Feller(1)............................................            30,675                 *
Carl Katz(1)..............................................            55,550(5)              *
Willem van Bokhorst ......................................             6,150(4)              *
  c/o Smeets Thesseling van Bokhorst
  805 Third Avenue
  New York, NY 10022
Sigmund Weiss ............................................            10,350(4)              *
  c/o Green & Weiss
  225 West 34th Street
  New York, NY 10001
George J. Winchell .......................................             6,150(4)              *
  c/o Sea Oaks
  8785 Lakeside Boulevard
  Vero Beach, FL 32963
Dimensional Fund Advisors Inc.(6) ........................           488,165               7.4%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Jeanette Nostra-Katz(1)...................................            55,550(7)              *
Frances Boller-Krakauer(1)................................            34,275(8)              *
Deborah Gaertner(1).......................................            31,075(9)              *
Wayne S. Miller(1)........................................            20,000(4)              *
All directors and executive officers as a group
  (13 persons)............................................         4,183,595(10)          57.2%

---------

 *   Less than one percent.

 (1) The address of such individual is c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (2) Includes 133,750 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (3) Includes (i) 384,250 shares of Common Stock which may be acquired within 60 days upon the exercise of options; (ii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting and dispositive power, for the benefit of Mr. Goldfarb's daughter;
     (iii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting power, for the benefit of Mr. Goldfarb's son; (iv) 19,889 shares of Common Stock owned by Mr. Goldfarb's son; and (v) 9,889 shares of Common Stock owned by Mr. Goldfarb's wife.

 (4) Shares may be acquired within 60 days upon the exercise of options.

 (5) Consists of 4,000 shares of Common Stock which may be acquired within 60 days upon the exercise of options, and 21,050 shares which are held jointly by Mr. Katz and his wife, Jeanette Nostra-Katz, and 30,500 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Ms. Nostra-Katz.

 (6) Information is derived from the Schedule 13G, dated February 3, 2000 (the 'DFA Schedule 13G'), filed by Dimensional Fund Advisors Inc. ('DFA'), a registered investment advisor, with the Securities and Exchange Commission. The DFA Schedule 13G states that DFA is deemed to have beneficial ownership as of December 31, 1999 of 488,165 shares of Common Stock, all of which shares are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the outstanding Common Stock. In the DFA Schedule 13G, DFA disclaims beneficial ownership of such shares.

 (7) Consists of 30,500 shares of Common Stock which may be acquired within 60 days upon the exercise of options, 21,050 shares which are held jointly by Ms. Nostra-Katz and her husband, Carl Katz, a director and executive officer of the Company and 4,000 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Mr. Katz.

 (8) Includes 27,275 shares of Common Stock which may be acquired within 60 days upon the exercise of options and 7,000 shares of Common Stock owned by Ms. Boller-Krakauer's husband.

 (9) Includes an aggregate of 29,075 shares which may be acquired within 60 days upon the exercise of options and 2,000 shares of Common Stock owned by Ms. Gaertner's husband.

(10) Includes an aggregate of 682,300 shares which may be acquired within 60 days upon the exercise of options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                    YEAR FIRST
                                      BECAME                      PRINCIPAL OCCUPATION
          NOMINEE             AGE    DIRECTOR                  DURING THE PAST FIVE YEARS
          -------             ---    --------                  --------------------------
Morris Goldfarb.............  49       1974      Co-Chairman of the Board and Chief Executive Officer
                                                  of the Company. Until April 1997, served as either
                                                  President or Vice President of the Company and its
                                                  predecessors since its formation in 1974. Director of
                                                  Lakes Gaming, Inc. and Wilsons The Leather Experts,
                                                  Inc.
Aron Goldfarb...............  77       1974      Director of the Company and former Co-Chairman of the
                                                  Board. Until December 1994, served as either
                                                  President or Vice President of the Company and its
                                                  predecessors since its formation in 1974. As of
                                                  January 1, 1995, Mr. Goldfarb became a consultant to
                                                  the Company.
Lyle Berman.................  58       1989      Mr. Berman has served as Director of the Board,
                                                  Mid-South Region, Park Place Entertainment since
                                                  January, 1999 through May, 2000. Since October 1991,
                                                  Chairman and Chief Executive Officer of Lakes Gaming,
                                                  Inc. or its predecessor, Grand Casinos, Inc.
                                                  Currently serves as a Director of Lakes Gaming, Inc.,
                                                  New Horizon Kids Quest, Inc. and Wilsons The Leather
                                                  Experts, Inc.
Thomas J. Brosig............  50       1992      Mr. Brosig has served as President, Mid-South Region,
                                                  Park Place Entertainment since January, 1999. For
                                                  more than the past five years, he served its
                                                  predecessor, Grand Casinos, Inc., in various
                                                  executive capacities including its President from
                                                  September, 1996 to January, 1999. From January, 1999
                                                  to October 1999, he served as President and was a
                                                  Director of Lakes Gaming, Inc. Additionally, he is a
                                                  Director of Wilson's The Leather Experts, Inc. and
                                                  Famous Dave's of America.
Alan Feller.................  58       1995      Until October 1998, Mr. Feller was Executive Vice
                                                  President, Treasurer and Secretary of the Company.
                                                  Mr. Feller was employed by the Company from January
                                                  1990 until October 1998, and served as a consultant
                                                  to the Company from November 1998 through October
                                                  1999.
Carl Katz...................  60       1989      Executive Vice President of the Siena Leather division
                                                  ('Siena') of the Company. Mr. Katz has been an
                                                  executive of Siena since 1981.
Willem van Bokhorst.........  54       1989      Partner in the Netherlands Antilles law firm of Smeets
                                                  Thesseling van Bokhorst for more than the past five
                                                  years.
Sigmund Weiss...............  78       1974      Certified Public Accountant since 1948. Operated a
                                                  general accounting practice for the past 35 years.
                                                  Served as an accountant for the Company since its
                                                  inception.
George J. Winchell..........  73       1990      Retired as Senior Vice President of W.R. Grace & Co.
                                                  in 1994. Joined W.R. Grace & Co. in 1949 and held
                                                  positions with the controller's office, the Specialty
                                                  Chemicals Group, the office of the President and the
                                                  Retail Group.

    Aron Goldfarb and Morris Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra-Katz, President of the Company, are married to each other.

    The Board of Directors of the Company has several committees, including an Executive Committee, Audit Committee, Option Committee, and Compensation Committee. The Board of Directors held four meetings during the fiscal year ended January 31, 2000. During the fiscal year ended January 31, 2000, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he served.

    The Executive Committee, composed of Morris Goldfarb, Aron Goldfarb and Carl Katz, is vested with the powers of the Board of Directors, to the fullest extent permitted by law, between meetings of the Board. The Executive Committee acted by unanimous written consent one time during the fiscal year ended January 31, 2000.

    The Audit Committee, composed of Sigmund Weiss and Willem van Bokhorst, is charged with reviewing the Company's audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. Lyle Berman resigned from the Audit Committee in January 2000. The Audit Committee met two times during the fiscal year ended January 31, 2000.

    The Option Committee, composed of George Winchell and Willem van Bokhorst, is empowered to oversee and make all decisions regarding the Company's 1989 Stock Option Plan (the '1989 Plan') and its 1997 Stock Option Plan, functioning as the 'Committee' under both plans. The Option Committee acted by unanimous written consent three times in the fiscal year ended January 31, 2000. The G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the '1999 Non-Employee Directors Plan'), which provides for annual option grants to non-employee directors of the Company, is administered by the Board of Directors.

    The Compensation Committee, composed of Thomas J. Brosig and Sigmund Weiss, is empowered to establish and review compensation practices and policies of the Company. The Compensation Committee is empowered to recommend and/or set the compensation for the executive officers and key employees of the Company as well as authorize and approve employment agreements. The Compensation Committee acted by unanimous written consent one time during the fiscal year ended January 31, 2000.

VOTE REQUIRED

    The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

    THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' THEIR ELECTION.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended January 31, 2000 for services in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL                    LONG-TERM
                                                  COMPENSATION(1)              COMPENSATION
                                       -------------------------------------   ------------      ALL OTHER
                                                                OTHER ANNUAL     OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR(2)   SALARY ($)   BONUS ($)   COMPENSATION       (#)              ($)
---------------------------  -------   ----------   ---------   ------------       ---              ---
Morris Goldfarb ..........    2000      $650,000    $494,355      $50,000(3)     100,000          $36,214(4)
  Chief Executive Officer     1999      $650,000       --          --             --              $36,138(4)
                              1998      $650,000    $ 72,640      $50,000(3)     100,000          $35,515(4)
Jeanette Nostra-Katz .....    2000      $325,000    $150,000      $--             50,000          $--
  President                   1999      $325,000       --          --             --               --
                              1998      $307,692    $ 35,000       --             50,000           --
Wayne Miller .............    2000      $262,000    $100,000      $--             25,000          $12,844(6)
  Senior Vice President,      1999      $201,539       --          --            100,000          $11,176(6)
  Treasurer and               1998        --           --          --             --               --
  Secretary(5)
Deborah Gaertner .........    2000      $210,600    $ 35,000      $--              2,500          $--
  Vice President -- Women's   1999      $210,600       --          --             --               --
  Sales Division of G-III     1998      $202,038    $ 17,500       --             --               --
  Leather Fashions, Inc.
Frances Boller-Krakauer...    2000      $210,000    $ 25,000      $--              2,500          $--
  Vice President of Men's     1999      $210,000       --          --             --               --
  Division G-III Leather      1998      $203,076    $ 17,500       --             --               --
  Fashions, Inc.

---------

(1) Amounts reflected do not include perquisites and other personal benefits received by any named executive, which, in all instances, were less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(2) Represents the fiscal year ended January 31 of that year.

(3) Represents a contribution to a supplemental pension trust pursuant to the terms of Mr. Goldfarb's employment agreement. See 'Employment Agreement.'

(4) Amounts represent insurance premiums paid by the Company for life insurance for the benefit of Mr. Goldfarb's wife.

(5) Mr. Miller has been employed by the Company since April 1998.

(6) Amounts represent insurance premiums paid by the Company for life and long-term disability insurance.

    The following table sets forth information on option grants in the fiscal year ended January 31, 1999 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       % OF TOTAL
                          NUMBER OF      OPTIONS                                     POTENTIAL REALIZABLE
                          SECURITIES   GRANTED TO                                      VALUE AT ASSUMED
                          UNDERLYING    EMPLOYEES    EXERCISE                        ANNUAL RATES OF STOCK
                           OPTIONS      IN FISCAL     PRICE         EXPIRATION      PRICE APPRECIATION FOR
          NAME             GRANTED       YEAR(1)      ($/SH)           DATE             OPTION TERM(2)
          ----             -------       -------      ------           ----         -----------------------
                                                                                        5%          10%
                                                                                        --          ---
Morris Goldfarb.........   100,000        34.5%       $2.25        June 7, 2009      $141,501     $358,592
Jeanette Nostra-Katz....    50,000        17.3%       $2.25        June 7, 2009      $ 70,751     $179,296
Wayne Miller............    25,000         8.6%       $2.984    September 22, 2009   $ 46,916     $118,893
Deborah Gaertner........     2,500         0.9%       $3.188    December 13, 2009    $  5,012     $ 12,702
Frances Boller-Krakauer.     2,500         0.9%       $3.188    December 13, 2009    $  5,012     $ 12,702

---------

(1) Based upon options to purchase 289,750 shares granted to all employees in the fiscal year ended January 31, 2000.

(2) These amounts represent assumed rates of appreciation in the price of the Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

    The following table sets forth information with respect to (i) stock options exercised in the fiscal year ended January 31, 2000 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                           OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                            ACQUIRED                          FISCAL YEAR END           FISCAL YEAR END ($)(1)
                               ON           VALUE       ---------------------------   ---------------------------
          NAME            EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            ------------   ------------   -----------   -------------   -----------   -------------
Morris Goldfarb.........     --             --            384,250        100,000       $215,713       $121,900
Jeanette Nostra-Katz(2).     4,050         $ 4,811         30,500         80,000       $  7,925       $ 62,358
Wayne Miller............     --             --             20,000        105,000       $  8,595       $ 46,505
Deborah Gaertner........     --             --             29,075          4,500       $ 38,211       $  3,142
Frances Boller-Krakauer.     --             --             27,275         17,500       $ 35,942       $ 18,114

---------

(1) Computed based on the difference between the last sale price per share of the Common Stock of $3.469 on January 31, 2000 and the exercise price of each option.

(2) Excludes 13,000 options held by Ms. Nostra-Katz' husband, Carl Katz, a director of the Company.

EMPLOYMENT AGREEMENT

    The Company has an employment agreement with Morris Goldfarb effective through January 31, 2003. Two years prior to the end of the agreement, it will automatically be extended for an additional year unless prior to that time either the Company or Mr. Goldfarb provides a written notice that the term should not be extended any further. The agreement provides for a base annual salary of $650,000, with increases at the discretion of the Board of Directors. The agreement also provides for a $2,000,000 life insurance policy which names Mr. Goldfarb's wife as beneficiary and an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income in excess of $2,000,000 up to 6% of pre-tax income in excess of $2,000,000 if pre-tax income exceeds $4,000,000. Pursuant to the agreement, the Company will contribute $50,000 per year to a supplemental pension trust for Mr. Goldfarb's benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. In addition, pursuant to the agreement, in the event that Morris Goldfarb's employment is terminated (i) by the Company without cause or (ii) by Morris Goldfarb because of a material breach by the Company of the agreement, in either case at any time after a 'Change in Control' (as defined in the agreement), then Mr. Goldfarb will be entitled to receive from the Company, in general, (a) an amount equal to 2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive $5,000 per year, in addition to $500 for each meeting of the Board attended and $500 for each meeting of each Committee of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors' meetings.

    Aron Goldfarb, a director of the Company, acts as a consultant to the Company and is paid at the rate of $1,000 per month for services rendered in such capacity. The Company also provides medical insurance for Mr. Goldfarb and his wife.

    Alan Feller, a director of the Company, acted as a consultant to the Company from November 1, 1998 through October 31, 1999. During the fiscal year ended January 31, 2000, the company paid Mr. Feller $172,500 for his consulting services. The Company also provided medical insurance to him during the consulting period.

G-III Apparel Group, Ltd. Stock Option Plan for Non-Employee Directors

    Pursuant to the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the '1999 Non-Employee Directors Plan'), the Company automatically grants options to purchase shares of Common Stock on an annual basis to members of its Board of Directors who are not also employees of, or consultants to, the Company (a 'Non-Employee Director'). Subject to adjustment to reflect stock splits and other capital changes, a maximum of 50,000 shares are issuable under the 1999 Non-Employee Directors Plan.

    Under the 1999 Non-Employee Directors Plan, each Non-Employee Director is automatically granted an option to purchase 1,000 shares of Common Stock on the day after each annual meeting of the Company's stockholders (each, a 'Grant Date'). In addition, in April 1999, an option to purchase 170 shares of Common Stock at an exercise price of $2.00 per share was granted to each of Lyle Berman, Thomas J. Brosig, Willem van Bokhorst, Sigmund Weiss and George J. Winchell. These options were granted to make up for the shortfall in options that were to be granted in June 1998 under the prior plan for Non-Employee Directors because there were not enough shares available for issuance under that plan to make the 1998 grant of options for 1,000 shares to each Non-Employee Director. Each Non-Employee Director also received a grant of 1,000 options in June 1999 under the 1999 Non-Employee Directors Plan. All options issued under the 1999 Non-Employee Directors Plan are exercisable at a per share exercise price equal to the closing sales price of a share of Common Stock on the Grant Date.

    In general, each option granted under the 1999 Non-Employee Directors Plan becomes exercisable in equal increments of 200 shares on each of the first through fifth anniversaries of the date the option is granted, and subject to the foregoing, may be exercised during the ten year period from the date the option is granted. However, a Non-Employee Director who ceases to perform services for the Company will have three months (one year in the case of termination by reason of death or total disability) to exercise his or her outstanding options, but only to the extent otherwise exercisable under the vesting schedule.

    Under the 1999 Non-Employee Directors Plan, the Board of Directors, acting in its discretion, may (i) make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual when he or she first becomes a Non-Employee Director and (ii) increase the number of shares covered by the automatic annual option grant to Non-Employee Directors to as many as 2,000 shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    General. The Compensation Committee consists of Thomas J. Brosig and Sigmund Weiss. The Company's compensation policies have evolved over the years since the Company's initial public stock offering in December 1989. At the time of the public offering and periodically since then, the compensation levels of the Company's executive officers were reviewed and compared to officers of other publicly held apparel companies. The Company adopted the 1989 Plan in 1989 and increased the number of shares subject to the 1989 Plan in January 1992 and June 1994. In 1997, the Company adopted the 1997 Plan. As there are only 121,260 shares available for option grants under the 1997 Plan, the Board of Directors, with our concurrence, is proposing to amend the 1997 Plan to increase the number of shares available under that Plan by 250,000. The 1989 Plan and 1997 Plan are administered by the Option Committee, which is currently composed of Willem van Bokhorst and George J. Winchell.

    One of the Company's strengths is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who contribute to the Company's success. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation policies are intended to (i) attract and retain the most highly qualified managerial and executive talent; (ii) afford appropriate incentives to produce superior performance; (iii) emphasize sustained performance by aligning rewards with stockholder interests; (iv) motivate executives and employees to achieve the Company's annual and long-term business goals; and (v) reward executives for superior individual contributions to the Company. To implement these policies, the Board of Directors designed an executive compensation program consisting, in general, of base salary, annual bonus plan and stock options.

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code') publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) of the Code provides an exception for 'performance-based' remuneration, including remuneration attributable to certain stock options. The Company expects to keep 'non-performance-based' remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as 'performance-based' remuneration.

    Base Salary. Base salaries reflect individual responsibilities, experience, leadership and contribution to the success of the Company. Annual salary adjustments are generally determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of the Company and the competitive marketplace. During the fiscal year ended January 31, 1998 ('fiscal 1998'), based on the Company's profitable operations, the Company granted salary increases based on performance and the competitive marketplace to executives who had received minimal or no increases for the prior two to three years. During the fiscal year ended January 31, 1999 ('fiscal 1999') and the fiscal year ended January 31, 2000 ('fiscal 2000'), the Company granted certain salary increases based on performance and the competitive marketplace.

    Annual Bonuses. Due to the realignment of the Company's merchandise divisions during fiscal 1997, the Company implemented a discretionary bonus program. Previously, the Company had utilized an incentive compensation program based on targeted division and overall Company performance. Under the discretionary program, if the Company's overall profit target is met, management personnel are entitled to receive bonuses, determined by Morris Goldfarb, the Chief Executive Officer of the Company, based on an evaluation of the executive's individual performance and contribution to the Company's results of operations. The Company's range of profit targets for fiscal 1998 and fiscal 2000 were met and the bonuses awarded to Ms. Nostra-Katz, Ms. Gaertner, Ms. Boller-Krakauer and Mr. Miller are set forth in the Summary Compensation Table. Management personnel were not awarded bonuses for fiscal 1999 as profit targets were not met.

    Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize
Mr. Goldfarb's unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by the Company. Pursuant to the terms of his employment agreement, Mr. Goldfarb was paid a bonus of $72,640 with respect to fiscal 1998 and $494,355 with respect to fiscal 2000. Mr. Goldfarb was not paid a bonus with respect to fiscal 1999.

    Stock Options. The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Stock option awards provide a long-term view and incentives tied to growth in stockholder values. The Committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from

Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned.

    The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Company's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees. The Committee intends to work closely with the Option Committee to achieve these goals.

            COMPENSATION COMMITTEE                            OPTION COMMITTEE

               Thomas J. Brosig                             Willem van Bokhorst
                Sigmund Weiss                                George J. Winchell

COMPARATIVE PERFORMANCE BY THE COMPANY

    The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. This chart compares the Common Stock with (i) the S&P 500 Composite Index and (ii) the S&P Textiles Index, and assumes an investment of $100 on January 31, 1995 in each of the Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Index.

                           G-III APPAREL GROUP, LTD.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      (JANUARY 31, 1995-JANUARY 31, 2000)


                                [GRAPH]

                     G-III      S&P 500      S&P TEXTILE
                     -----      -------      -----------
1/31/95............   100         100            100
1/31/96............   177         135            111
1/31/97............   215         167            153
1/31/98............   346         208            152
1/31/99............   181         272            135
1/31/00............   213         296             89


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    To the Company's knowledge, except for George Winchell who was late in filing his Form 5 by 3 days, the Company's directors, executive officers and beneficial owners of more than ten percent of the

Company's Common Stock are in compliance with the reporting requirements of
Section 16(a) under the Securities Exchange Act of 1934, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In September 1986, the New York City Industrial Development Agency ('IDA') issued $1,442,000 of floating rate Industrial Development Revenue Bonds to a commercial bank for the purpose of acquiring and renovating real property located at 345 West 37th Street in New York City (the '345 Property'). Simultaneously, the IDA leased the 345 Property for a term of 15 years to 345 West 37th Corp. ('345 Corp.'), a company owned and managed by Morris Goldfarb and Aron Goldfarb, for sublease to a subsidiary of the Company as its headquarters. Monthly rental payments are due under the sublease in an amount equal to the aggregate of all amounts due under the bonds (including principal, redemption premium, if any, and interest), plus real estate taxes and building operating expenses. Two of the Company's subsidiaries and Morris Goldfarb and Aron Goldfarb (collectively, the 'Guarantors'), have jointly and severally guaranteed the payments and obligations under the lease and the payment of principal and interest on the bonds.

    In April 1988, 345 Corp. received a loan in the principal amount of $1,153,000 from the New York Job Development Authority (the 'Authority'), to assist 345 Corp. in its renovation of the 345 Property. The loan, which is financed by long-term bonds issued by the Authority, is for a period of 15 years and is repayable in principal installments of $10,689 monthly, plus interest at a variable rate, not to exceed 12% above the Authority's cost of the funds loaned. At January 31, 2000, the interest rate on and the outstanding principal amount of the loan were 8.25% and approximately 382,000, respectively. Each of the Guarantors has guaranteed the loan.

    Each of Morris Goldfarb and Lyle Berman and/or related family partnerships or trusts for the benefit of their children are beneficial owners of an aggregate of more than 10% of the fully diluted common equity of Wilsons The Leather Experts, Inc. ('Wilsons'), a retail leather apparel chain. Each of Mr. Goldfarb and Mr. Berman is also a director of Wilsons. During the year ended January 31, 2000, sales by the Company to Wilsons accounted for approximately $8.6 million of the Company's net sales.

         PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUED THEREUNDER

    On April 26, 2000, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1997 Stock Option Plan (the '1997 Plan') which would increase the aggregate number of shares of Common Stock that may be issued pursuant to options granted under the 1997 Plan from 500,000 shares to 750,000 shares. The Company believes that stock option awards enable the Company to provide personnel with a long-term view and incentives tied to growth in stockholder values. As only approximately 121,260 shares remain available for option grants under the 1997 Plan, the Board of Directors believes that it is in the best interests of the Company to amend the 1997 Plan to increase the number of shares available for option grants.

    The 1997 Plan is intended to encourage ownership of the Common Stock by those persons who are considered likely to contribute to the growth and profitability of the Company and to provide incentives to those persons to use their best efforts on behalf of the Company and its subsidiaries. The Board believes that the 1997 Plan advances the interests of the Company and its stockholders by providing a larger personal and financial interest in the success of the Company to those persons selected for participation in the 1997 Plan.

    The 1997 Plan provides for the grant of options to purchase shares of Common Stock to employees of the Company or its subsidiaries and to consultants and directors of the Company or its subsidiaries who are not employees. If the amendment is approved, a total of 750,000 shares of Common Stock will be issuable under the 1997 Plan. Options for no more than 100,000 shares may be granted to any employee in any fiscal year. Both limitations are subject to appropriate adjustment in the event of a stock dividend, stock split or other capital change. The shares of Common Stock issuable upon exercise of options granted under the 1997 Plan are registered pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. The closing price of the Common Stock on May 3, 2000 was $4.48.

    In general, the option exercise price may not be less than par value; however, with respect to options intended to qualify as 'incentive stock options' within the meaning of Section 422 of the Internal Revenue Code ('Incentive Stock Options') and options intended to generate 'performance-based compensation' for purposes of avoiding the executive compensation deduction limitation provisions of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of the stock on the option grant date. As of March 31, 2000, the Company had approximately 279 employees, 2 consultants and 6 non-employee directors eligible for participation under the 1997 Plan.

    The 1997 Plan is administered by a committee (the 'Committee') of at least two non-employee directors chosen by the Board of Directors; the Option Committee has been appointed by the Board of Directors as the Committee under the 1997 Plan. Subject to the provisions of the 1997 Plan, the Committee has authority to determine the individuals to whom options will be granted, the number of shares to be covered by each option, the option price, the type of option, the terms for payment of the option price and other terms and conditions. An option may not be exercised unless the person to whom it is granted is in the continuous employ or service of the Company or a subsidiary for at least six months from the grant date or such earlier date as may be determined by the Committee. All options must expire no more than ten years from the grant date, except that in the case of an Incentive Stock Option granted to a holder of 10% or more of the voting stock of the Company, the exercise period can be no more than five years from the date of grant. No options may be granted under the 1997 Plan after April 17, 2007. Payment for shares acquired upon the exercise of an option may be made (as determined by the Committee) in cash, by promissory note or by shares of Common Stock. Except as may otherwise be required by law, the Board of Directors may amend or terminate the 1997 Plan at any time.

    The number of shares covered by the 1997 Plan, the maximum number of shares that may be granted to an employee in any fiscal year, and the number of shares covered by outstanding options and the exercise price thereof are subject to adjustment to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or other capital adjustment. Upon a merger, sale of assets or similar transaction, which results in a replacement of the Common Stock with stock of another corporation, the Company may, but shall not be required to, replace outstanding options with comparable options to purchase stock of such other corporation, or will provide for immediate exercisability of all outstanding options.

    Under the 1997 Plan, the Committee may permit an optionee to make an inter vivos gift of all or a portion of options that do not qualify as Incentive Stock Options to: (i) the optionee's spouse, children or grandchildren ('Immediate Family Members'), (ii) a trust for the exclusive benefit of one or more Immediate Family Members, (iii) a partnership in which the optionee and one or more Immediate Family Members are the only partners or (iv) such other persons as the Committee may permit. In the event the optionee's employment with or service to the Company or a subsidiary is terminated for any reason other than for cause (as defined in the 1997 Plan), death or disability (as defined in the 1997 Plan), then each outstanding option granted to such optionee under the 1997 Plan will terminate on the date three months after such termination of employment or service or on such other date as may be specified by the Committee. If an optionee's employment or service is terminated by the Company for cause, then each outstanding option granted to such optionee will terminate upon the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of death or disability, then each outstanding option granted to the optionee under the 1997 Plan will terminate one year after the date of termination of employment or service or on such other date as may be specified by the Committee.

Certain Federal Income Tax Consequences

    Set forth below is a summary of certain federal income tax consequences associated with options granted under the 1997 Plan.

    An optionee will not realize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an Incentive Stock Option will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company will receive a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Code. Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option is exercised.

    The holder of an Incentive Stock Option will not realize taxable income upon the exercise of the option, although the option spread is an adjustment to taxable income that may result in alternative minimum tax liability for the optionee. The adjustment, if any, is also added to the basis of the stock for purposes of determining adjusted gain or loss under the alternative minimum tax when the stock is sold. If the stock acquired upon exercise of the Incentive Stock Option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale will be treated as ordinary income to the extent of the option spread at the exercise date, and the Company will receive a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction.

    The 1997 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

THE AMENDMENT TO THE PLAN

    The Board of Directors believes that approval of the amendment to increase the aggregate number of shares which may be issued under the Plan from 500,000 to 750,000 shares of Common Stock will serve the best interests of the Company and its stockholders by permitting the Committee to exercise needed flexibility in the administration of the Plan and the granting of options thereunder. In addition, the Board of Directors believes that the ability to grant additional options will help attract, motivate and retain key employees and directors who are in a position to contribute to the successful conduct of the business and affairs of the Company as well as stimulate in such individuals an increased desire to render greater service to the Company.

VOTE REQUIRED

    The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote 'for' or a vote 'against' the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote 'against' the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2001 must be received by the Company no later than January 12, 2001 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          /s/ Wayne S. Miller
                                           .....................................
                                          WAYNE S. MILLER
                                          Secretary

Dated: May 12, 2000

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 512 SEVENTH AVENUE, NEW YORK, NEW YORK 10018.

                                  APPENDIX 1

                           G-III APPAREL GROUP, LTD.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2000

   The undersigned, a stockholder of G-III Apparel Group, Ltd. (the 'Corporation'), hereby constitutes and appoints Morris Goldfarb, Aron Goldfarb and Wayne S. Miller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, June 13, 2000, and at any and all adjournments or postponements thereof, as follows:

   (1) ELECTION OF DIRECTORS

[ ] FOR the nominees listed below (except as marked          [ ] WITHHOLDING AUTHORITY to vote for
  to the contrary below)                                       all the nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Morris Goldfarb, Aron Goldfarb, Lyle Berman, Thomas J. Brosig, Alan
          Feller, Carl Katz, Willem van Bokhorst, Sigmund Weiss and George J. Winchell

   (2) PROPOSAL TO APPROVE THE AMENDMENT OF THE G-III APPAREL GROUP, LTD. 1997 STOCK OPTION PLAN FOR EMPLOYEES TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED THEREUNDER.

                         [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

   (3) In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

                                                    (Continued on reverse side.)

(Continued)

   Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1 and 2, above. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2.

   Any and all proxies heretofore given by the undersigned are hereby revoked.

                                                      Dated: ___________________
                                                      __________________________
                                                      __________________________
                                                      Please sign exactly as
                                                      your name(s) appear
                                                      hereon. If shares are held
                                                      by two or more persons
                                                      each should sign.
                                                      Trustees, executors and
                                                      other fiduciaries should
                                                      indicate their capacity.
                                                      Shares held by
                                                      corporations,
                                                      partnerships,
                                                      associations, etc. should
                                                      be signed by an authorized
                                                      person, giving full title
                                                      or authority.

           PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE